Exhibit 99.1

Varian Announces Appointment of Chris Toth as President and Chief Operating Officer

Kevin O’Reilly Named Senior Vice President and President of Varian Oncology Systems

Stephanie Foster Named Senior Vice President of Global Supply Chain Operations

PALO ALTO, Calif., Sep. 14, 2020 /PRNewswire/ — Varian (NYSE: VAR) today announced the following leadership appointments, effective October 5, 2020:

•	Chris Toth, Varian Oncology Systems President, has been appointed to the newly created role of President and Chief Operating Officer;

•	Kevin O’Reilly, Senior Vice President of Global Operations, will succeed Toth as Senior Vice President and President of Varian Oncology Systems; and

•	Stephanie Foster, Vice President of Revenue Operations, has been named Senior Vice President of Global Supply Chain Operations.

As President and COO, Toth will oversee Varian’s business operations, including execution of the Company’s fiscal 2021 goals and strategic initiatives. Toth will continue to report to Chief Executive Officer Dow Wilson. In addition, O’Reilly will be focused on executing Varian’s proven strategy in Oncology Systems, and Foster will lead all aspects of the Company’s integrated supply chain for Oncology Systems.

“This announcement is a testament to the deep and diverse bench of talented leaders we have at Varian, as well as a reflection of our commitment to realizing our vision and strengthening our support for Varian’s customers and their patients,” said Wilson. “I’m thrilled to congratulate Chris, Kevin and Stephanie on their expanded leadership roles, and I’m confident that they will ensure our entire team is well positioned to build on Varian’s success and accomplish our goals for 2021 and beyond.”

Wilson continued, “Chris is an ideal fit for Varian’s President and COO, as he is a proven leader whose contributions over the past two decades have been invaluable to the growth of our company – from both a business perspective and a cultural one. In addition to an impressive track record of strategic planning and execution, Chris brings a passion to his work that inspires and motivates our team to advance the fight against cancer. I’m excited to see all that Varian will accomplish under his leadership.”

“This is an important moment in Varian’s history, and I am honored to work with our talented and agile team to build on our strong momentum,” said Toth. “Varian is moving at full speed to achieve our goal of a world without fear of cancer. While we work toward completing a transformational combination with Siemens Healthineers, we’re continuing to make impressive progress on our efforts to provide more intelligent solutions, data and insights to deliver world-class cancer care globally. Looking ahead, we don’t intend to slow down. Our unwavering focus on helping our customers care for their patients will continue to propel us forward.”

About Chris Toth

Chris Toth is an established leader with nearly 20 years of industry experience. Since joining Varian in 2001, he has held multiple executive positions. Most recently, Toth has served as President of Varian Oncology Systems, managing more than $3 billion in revenue and over 7,000 employees worldwide. In this role, he helped return Varian to double-digit growth. Prior to his role as President of Varian Oncology Systems, Toth served as President of Global Commercial and Field Operations, where he was responsible for a global sales strategy and execution across Varian’s Oncology and Proton Therapy businesses. Under his leadership, Varian grew its global market share and the Company’s Net Promoter Score reached all-time highs.

About Kevin O’Reilly

Kevin O’Reilly is a global executive with over 30 years of experience across multiple industries and geographies. He currently serves as Varian’s SVP of Global Operations, overseeing Varian Oncology Systems’ global supply chain, revenue and customer support, and managing $3 billion in revenue and over 2,000 employees worldwide. Previously, O’Reilly was President of Asia Pacific, where he tripled Varian’s Net Promoter Score and increased revenues and orders faster than the market. Prior to joining Varian in 2009, he held executive positions at RPO, Inc. and Photon Dynamics.

About Stephanie Foster

Stephanie Foster has over 30 years of experience in supply chain, operations and manufacturing in highly complex, regulated industries. In her current role as Vice President of Revenue Operations, Foster oversees contracts, sales and operation planning, logistics, installation services and environmental health and safety. Prior to joining Varian in 2019, she served as Vice President of Supply Chain at Honeywell, where she managed operations for a $4 billion division that manufactured products for the Defense, Space and Aviation industries. Before joining Honeywell, Foster held executive roles at Orbital ATK and Raytheon.

About Varian

At Varian, we envision a world without fear of cancer. For more than 70 years, we have developed, built and delivered innovative cancer care technologies and solutions for our clinical partners around the globe to help them treat millions of patients each year. With an Intelligent Cancer Care approach, we are harnessing advanced technologies like artificial intelligence, machine learning and data analytics to enhance cancer treatment and expand access to care. Our 10,000 employees across 70 locations keep the patient and our clinical partners at the center of our thinking as we power new victories in cancer care. Because, for cancer patients everywhere, their fight is our fight. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

Forward-Looking Statements

Except for historical information, this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning Varian’s future orders and the anticipated impact of the COVID-19 pandemic on Varian’s business; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “well-positioned,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause Varian’s actual results to differ materially from those anticipated. Such risks and uncertainties include: (1) the future impact of the COVID-19 pandemic on Varian’s business, including but not limited to, the impact on its workforce, operations, supply chain, demand for products and services, and Varian’s financial results and condition; (2) Varian’s ability to successfully manage the challenges associated with the COVID-19 pandemic; (3) Varian’s ability to achieve expected synergies from acquisitions; (4) risks associated with integrating recent acquisitions; (5) global economic conditions and changes to trends for cancer treatment regionally; (6) currency exchange rates and tax rates; (7) the impact of the Tax Cuts and Jobs Act; (8) the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; (9) recent and potential future tariffs or a global trade war; (10) demand for and delays in delivery of Varian’s products; (11) Varian’s ability to develop, commercialize and deploy new products; (12) Varian’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; (13) changes in regulatory environments; (14) risks associated with Varian providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing Varian’s Proton Solutions business; (15) challenges to public tender awards and the loss of such awards or other orders; (16) the effect of adverse publicity; (17) Varian’s reliance on sole or limited-source suppliers; (18) Varian’s ability to maintain or increase margins; (19) the impact of competitive products and pricing; (20) the potential loss of key distributors or key personnel; (21) challenges related to entering into new business lines; (22) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement; (23) the failure to obtain the approval of Varian’s stockholders, the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the transaction; (24) risks related to disruption of management’s attention from Varian’s ongoing business operations due to the transaction; (25) the effect of the announcement of the transaction on the ability of Varian to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (26) the ability to meet expectations regarding the timing and completion of the transaction; (27) risks associated with transaction-related litigation; and (28) the other risks listed from time to time in Varian’s filings with the SEC. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Varian’s Annual Report on Form 10-K for the year ended September 27, 2019 and subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the SEC. Varian assumes no obligation to update or revise the forward-looking statements in this communication because of new information, future events, or otherwise.

Varian Contacts

Investor Relations Contact

Anshul Maheshwari

Vice President, Treasury and Investor Relations

+1 (650) 424-5631

investors@varian.com

Media Contact

Kathy Conner

Vice President, Global Corporate Marketing and Communications

+1 (650) 424-5695

kathy.conner@varian.com